Exhibit 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 of our report dated February 28, 1997 (except with respect to the matters discussed in Note 15, as to which the date is April 21, 1997, May 5, 1997, May 9, 1997 and October 3, 1997) in The WMF Group, Ltd.'s Information Statement/Prospectus dated November 3, 1997 and to all references to our Firm included in or made a part of this S-8.


                                                     ARTHUR ANDERSEN LLP


Washington, D.C.
August 14, 1998